As filed with the Securities and Exchange Commission on June 4, 2008	Registration No. 333-109158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor,
Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

RAIT FINANCIAL TRUST 401(k) PROFIT SHARING PLAN

(f/k/a RAIT INVESTMENT TRUST 401(k) PROFIT SHARING PLAN)

(Full title of the plan)

Jack E. Salmon

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor,

Philadelphia, PA 19104

(Name and address of agent for service)

(215) 243-9000

(Telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450	Raphael Licht Chief Legal Officer RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 243-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

RAIT Financial Trust, a Maryland real estate investment trust, or RAIT, registered 134,784 common shares of beneficial interest, par value $0.01 per share, or common shares, and an indeterminate amount of plan interests for sale under the RAIT Financial Trust 401(k) Profit Sharing Plan (f/k/a RAIT Investment Trust 401(k) Profit Sharing Plan), or the plan, pursuant to the Registration Statement on Form S-8, File No. 333-109158, filed with the Securities and Exchange Commission on September 26, 2003. As of October 26, 2007, the terms of the plan were changed so that contributions to the plan, including RAIT’s matching contributions, could no longer be invested or made in common shares. This Post-Effective Amendment No. 1 is being filed to deregister all plan interests and the remaining common shares that have not yet been sold under the plan.

Accordingly, RAIT hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-109158, all plan interests and the remaining common shares that have not been sold under the plan.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 4, 2008.

RAIT FINANCIAL TRUST

By:	/S/ JACK E. SALMON
JACK E. SALMON Chief Financial Officer and Treasurer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the plan) duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 4, 2008.

RAIT FINANCIAL TRUST
401(k) PROFIT SHARING PLAN

By:	/S/ JAMES J. SEBRA
James J. Sebra
401(k) Committee

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date
/S/ BETSY Z. COHEN Betsy Z. Cohen	Chairman of the Board and Trustee	June 4, 2008

/S/ DANIEL G. COHEN Daniel G. Cohen	Chief Executive Officer and Trustee (Principal Executive Officer)	June 4, 2008

/S/ JACK E. SALMON Jack E. Salmon	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 4, 2008

/S/ JAMES J. SEBRA James J. Sebra	Chief Accounting Officer and Senior Vice President-Finance (Principal Accounting Officer)	June 4, 2008

/S/ EDWARD S. BROWN Edward S. Brown	Trustee	June 4, 2008

/S/ FRANK A. FARNESI Frank A. Farnesi	Trustee	June 4, 2008

/S/ S. KRISTIN KIM S. Kristin Kim	Trustee	June 4, 2008

/S/ ARTHUR MAKADON Arthur Makadon	Trustee	June 4, 2008

/S/ DANIEL PROMISLO Daniel Promislo	Trustee	June 4, 2008

/S/ JOHN F. QUIGLEY, III John F. Quigley, III	Trustee	June 4, 2008

/S/ MURRAY STEMPEL, III	Trustee	June 4, 2008
Murray Stempel, III

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